CERTIFICATE OF FORMATION

                                       OF

                               CADENCE NETWORK LLC


         The undersigned, being natural persons of age eighteen years or more, acting as organizers of a limited liability company under the Delaware Limited Liability Company Act (as the same may be amended from time to time, the "Act"), adopt, pursuant to Section 18-201 of the Act, the following Certificate of Formation for such limited liability company (the "Company"):

                                    ARTICLE I

                                      NAME

         The name of the Company shall be:  Cadence Network  LLC.

                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

         The initial registered office of the Company shall be: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, or such other location as the Parties by mutual consent shall determine. The initial registered agent of the Company shall be: The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, or such other location as the Parties by mutual consent shall determine. Either the registered officer or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

                               PERIOD OF DURATION

         The Company shall exist until dissolved according to law or by the terms of the Company's Operating Agreement.

                                   ARTICLE IV

                                     POWERS

         Except as restricted by this Certificate of Formation, the Company shall have any may exercise all powers and rights which a limited liability company may exercise legally pursuant to the Act.


                                    ARTICLE V

                                   AMENDMENTS

         The Company reserves the right to amend its Certificate of Formation from time to time in accordance with the Act, provided, that the unanimous approval of the members of the Company to such amendment has been duly obtained.

                                   ARTICLE VI

                         ADOPTION OF OPERATING AGREEMENT

         The initial Operating Agreement of the Company (the "Operating Agreement") shall be adopted by its members. The Operating Agreement may contain any provisions for the regulation and management of the affairs of the Company not inconsistent with law or this Certificate of Formation.

         The  undersigned  does  hereby  certify,   make  and  acknowledge  this
Certificate of Formation on this 2nd day of September, 1997.

                                             CINERGY-CADENCE, INC.



                                             --------------------------------
                                             William J. Grealis
                                             President


                                             NEW CENTURY-CADENCE, INC.



                                             -------------------------------
                                             Wayne H. Brunetti
                                             Chief Executive Officer


                                             PROGRESS HOLDINGS, INC.



                                             By: ___________________________
                                                 James V. Smallwood
                                                 Vice President